Exhibit 4.2
Chief Executive Officer’s Certificate
     The undersigned, on behalf of ProLogis (the “Company”), acting pursuant to resolutions adopted by the Pricing Committee of the Board of Trustees (the “Board”) of the Company on March 9, 2010, hereby establishes two series of Debt Securities by means of this Chief Executive Officer’s Certificate in accordance with the Indenture, dated as of March 1, 1995 (the “Base Indenture,” and as supplemented by the First Supplemental Indenture thereto, the Second Supplemental Indenture thereto, the Third Supplemental Indenture thereto, the Fourth Supplemental Indenture thereto, the Fifth Supplemental Indenture thereto, the Sixth Supplemental Indenture thereto, the Seventh Supplemental Indenture thereto, the Eighth Supplemental Indenture thereto, the Ninth Supplemental Indenture thereto and the Tenth Supplemental Indenture thereto, the “Indenture”), between the Company and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as trustee (the “Trustee”). Capitalized terms used but not defined in this Chief Executive Officer’s Certificate shall have the meanings ascribed to them in the Indenture.
6.250% Notes due 2017
     1. The series shall be entitled the “6.250% Notes due 2017” (the “2017 Notes”).
     2. The 2017 Notes initially shall be limited to an aggregate principal amount of $300,000,000 (except in each case for 2017 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2017 Notes of or within the Series pursuant to Section 304, 305, 306, 906, 1107 or 1305 of the Indenture); provided, the Company may increase such aggregate principal amount upon the action of the Board to do so from time to time.
     3. The 2017 Notes shall bear interest at the rate of 6.250% per annum. The aggregate principal amount of the 2017 Notes is payable at maturity on March 15, 2017. The interest on this Series shall accrue from March 16, 2010 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for. Interest on the 2017 Notes will be payable semi-annually on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing on September 15, 2010. Interest shall be paid to persons in whose names the 2017 Notes are registered on the March 1 and September 1 preceding the Interest Payment Date (each a “Regular Record Date”).
     4. Payment of the principal of and interest, if any, on the 2017 Notes (or Make-Whole Amount, if applicable) will be made, the 2017 Notes may be surrendered for registration of transfer or exchange and notices or demands to or upon the Company in respect of the 2017 Notes and the Indenture may be served, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York and the office of the Trustee, initially located at 180 E. Fifth Street, 4th Floor, St. Paul, Minnesota 55101, Attention: Corporate Trust Division.
     5. The 2017 Notes may be redeemed in whole at any time or in part from time to time, at the option of the Company, upon notice of not more than 60 nor less than 30 days prior to the Redemption Date, at a redemption price (the “Make-Whole Amount”) equal to the greater of
(1)	100% of the principal amount of the 2017 Notes to be redeemed; or

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the 2017 Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points.
     Notwithstanding the foregoing, if the 2017 Notes are redeemed on or after December 15, 2016, the Make-Whole Amount will be 100% of the principal amount of the 2017 Notes to be redeemed.
     In each case the Company will pay accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.
     The following definitions apply with respect to the Make-Whole Amount:
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the 2017 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.
          “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.
          “Reference Treasury Dealer” means each of Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and RBS Securities Inc., and their successors, and two other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

          “Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the 2017 Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.
     6. The 2017 Notes shall not provide for any sinking fund or analogous provision. None of the 2017 Notes shall be redeemable at the option of the Holder.
     7. The 2017 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.
     8. The Security Registrar and Paying Agent for the 2017 Notes shall be the Trustee.
     9. The principal amount of the 2017 Notes shall be payable upon declaration of acceleration pursuant to Section 502 of the Indenture.
     10. The 2017 Notes shall be denominated in and principal of or interest on the 2017 Notes (or Make-Whole Amount, if applicable) shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     11. Except as provided in paragraph 5 of this Chief Executive Officer’s Certificate the amount of payments of principal of or interest on the 2017 Notes (or Make-Whole Amount, if applicable) shall not be determined with reference to an index or formula.
     12. None of the principal of or interest on the 2017 Notes (or Make-Whole Amount, if applicable) will be payable at the election of the Company or a Holder thereof in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the 2017 Notes are denominated or stated to be payable.
     13. Except as set forth in the Indenture or the Trust Indenture Act of 1939, the 2017 Notes shall not contain any provisions granting special rights to the Holders of 2017 Notes upon the occurrence of specified events.

     14. The 2017 Notes shall not contain any deletions from, modifications of or additions to the Events of Default or covenants of the Company contained in the Indenture (as supplemented through the Tenth Supplemental Indenture).
     15. The 2017 Notes shall be issued in the form of permanent global Securities as set forth in Section 305 of the Indenture.
     16. The 2017 Notes will not be issued in the form of Bearer Securities or temporary global Securities.
     17. Sections 1402 and 1403 of the Indenture shall be applicable to the 2017 Notes.
     18. The 2017 Notes will not be issued upon the exercise of debt warrants.
     19. The 2017 Notes shall not provide for the payment of Additional Amounts.
     20. The other terms and conditions of the 2017 Notes shall be substantially as set forth in the Indenture, in the Prospectus Supplement dated March 9, 2010 and in the Prospectus dated October 27, 2009 relating to the 2017 Notes.
6.875% Notes due 2020
     1. The series shall be entitled the “6.875% Notes due 2020” (the “2020 Notes”).
     2. The 2020 Notes initially shall be limited to an aggregate principal amount of $800,000,000 (except in each case for 2020 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2020 Notes of or within the Series pursuant to Section 304, 305, 306, 906, 1107 or 1305 of the Indenture); provided, the Company may increase such aggregate principal amount upon the action of the Board to do so from time to time.
     3. The 2020 Notes shall bear interest at the rate of 6.875% per annum. The aggregate principal amount of the 2020 Notes is payable at maturity on March 15, 2020. The interest on this Series shall accrue from March 16, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest on the 2020 Notes will be payable semi-annually on each Interest Payment Date, commencing on September 15, 2010. Interest shall be paid to persons in whose names the 2020 Notes are registered on the Regular Record Date preceding the Interest Payment Date.
     4. Payment of the principal of and interest, if any, on the 2020 Notes (or Make-Whole Amount, if applicable) will be made, the 2020 Notes may be surrendered for registration of transfer or exchange and notices or demands to or upon the Company in respect of the 2020 Notes and the Indenture may be served, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York and the office of the Trustee, initially located at 180 E. Fifth Street, 4th Floor, St. Paul, Minnesota 55101, Attention: Corporate Trust Division.

     5. The 2020 Notes may be redeemed in whole at any time or in part from time to time, at the option of the Company, upon notice of not more than 60 nor less than 30 days prior to the Redemption Date, at a redemption price (the “Make-Whole Amount”) equal to the greater of
(1)	100% of the principal amount of the 2020 Notes to be redeemed; or

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points.
     Notwithstanding the foregoing, if the 2020 Notes are redeemed on or after December 16, 2019, the Make-Whole Amount will be 100% of the principal amount of the 2020 Notes to be redeemed.
     In each case the Company will pay accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.
     The following definitions apply with respect to the Make-Whole Amount:
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the 2020 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.
          “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.
          “Reference Treasury Dealer” means each of Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and RBS Securities Inc., and their successors, and two other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.
          “Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the 2020 Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.
     6. The 2020 Notes shall not provide for any sinking fund or analogous provision. None of the 2020 Notes shall be redeemable at the option of the Holder.
     7. The 2020 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.
     8. The Security Registrar and Paying Agent for the 2020 Notes shall be the Trustee.
     9. The principal amount of the 2020 Notes shall be payable upon declaration of acceleration pursuant to Section 502 of the Indenture.
     10. The 2020 Notes shall be denominated in and principal of or interest on the 2020 Notes (or Make-Whole Amount, if applicable) shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     11. Except as provided in paragraph 5 of this Chief Executive Officer’s Certificate the amount of payments of principal of or interest on the 2020 Notes (or Make-Whole Amount, if applicable) shall not be determined with reference to an index or formula.
     12. None of the principal of or interest on the 2020 Notes (or Make-Whole Amount, if applicable) will be payable at the election of the Company or a Holder thereof in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the 2020 Notes are denominated or stated to be payable.

     13. Except as set forth in the Indenture or the Trust Indenture Act of 1939, the 2020 Notes shall not contain any provisions granting special rights to the Holders of 2020 Notes upon the occurrence of specified events.
     14. The 2020 Notes shall not contain any deletions from, modifications of or additions to the Events of Default or covenants of the Company contained in the Indenture (as supplemented through the Tenth Supplemental Indenture).
     15. The 2020 Notes shall be issued in the form of permanent global Securities as set forth in Section 305 of the Indenture.
     16. The 2020 Notes will not be issued in the form of Bearer Securities or temporary global Securities.
     17. Sections 1402 and 1403 of the Indenture shall be applicable to the 2020 Notes.
     18. The 2020 Notes will not be issued upon the exercise of debt warrants.
     19. The 2020 Notes shall not provide for the payment of Additional Amounts.
     20. The other terms and conditions of the 2020 Notes shall be substantially as set forth in the Indenture, in the Prospectus Supplement dated March 9, 2010 and in the Prospectus dated October 27, 2009 relating to the 2020 Notes.
     The undersigned approves in all respects the terms and conditions of the Underwriting Agreement, dated March 9, 2010, entered into by and among Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and RBS Securities Inc., as representatives of the underwriters named in Schedule A thereto and the Company.
[The remainder of this page intentionally left blank.]

     Dated: March 16, 2010

PROLOGIS
By:	/s/ Walter C. Rakowich
Walter C. Rakowich
Chief Executive Officer

By:	/s/ Edward S. Nekritz
Edward S. Nekritz
Secretary